EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of South Beach Spirits, Inc. fka CME Realty, Inc. (the "COMPANY") on Form 10-Q for the period ending November 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Vincent Prince, Chief Financial Officer, certifies to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: January 19, 2016              /s/ Vincent Prince
                                    --------------------------------------------
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)